UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

On October 23, 2008, THQ Inc. (the “Registrant”) and Microsoft Licensing, GP (“Microsoft”) executed Amendment No. 2 to the Xbox 360 Publisher License Agreement (“Amendment No. 2”).  Amendment No. 2 is effective as of October 21, 2008 and extends the Term to continue until six (6) years after such date that the Xbox 360 is first commercially released by Microsoft in the United States.  Thereafter, the Term shall automatically renew for success one-year periods unless either party gives notice of non-renewal within sixty (60) days of the end of the then-current term.  Amendment No. 2 further revises the royalty schedule and adds new terms with respect to Xbox 360 Live and Premium Downloadable Content incentive programs, Xbox Live Server Platform, token promotions, and joint promotions.  All other material terms of the Xbox 360 Publisher License Agreement remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, THQ has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Sheryl Kinlaw
Date: October 28, 2008		Sheryl Kinlaw
Vice President, Business and Legal Affairs